SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2001.

KEY3MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16061	95-4799962

(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Wilshire Blvd., Suite 325
Los Angeles, CA 90036

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 954-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

            On June 1, 2001, Key3Media Events, Inc. (“Key3Media Events”), a wholly owned subsidiary of Key3Media Group, Inc. (the “Registrant”), entered into a purchase agreement with SOFTBANK America Inc. (“SOFTBANK America”) and SOFTBANK Forums Japan Inc. (“SOFTBANK Forums Japan”), pursuant to which Key3Media Events acquired all of the outstanding shares of SOFTBANK Forums Japan for a purchase price equal to (i) ten times SOFTBANK Forums Japan’s EBITDA for 2001 minus (ii) $450,000. The purchase price is payable in shares of the Registrant’s common stock valued at $10 per share. SOFTBANK America currently owns 55% of the Registrant’s outstanding common stock. Subject to receiving majority shareholder approval as required by Rule 312.03(b) of the New York Stock Exchange Listed Company Manual (which the Registrant will receive because SOFTBANK America is entitled to vote), the Registrant will issue 2,955,000 shares of its common stock to SOFTBANK America. This initial payment is based on an estimate that SOFTBANK Forums Japan’s EBITDA for 2001 will be $3 million. The number of shares issued will be adjusted when SOFTBANK Forums Japan’s EBITDA for 2001 is finally determined. SOFTBANK Forums Japan owns and operates tradeshows and conferences in Japan, including the NetWorld+Interop Tokyo tradeshow held on June 4-8, 2001, and several custom events scheduled throughout the year. The acquisition was approved by a special committee of the Registrant’s board of directors which received an opinion from Allen & Company that the transaction was fair to the Registrant and its shareholders from a financial point of view.

            The Registrant is currently proposing to issue $300 million of its senior subordinated notes due 2011 as described more fully in the Registrant’s shelf registration statement filed on Form S-3 on May 18, 2001 (File No. 333-58808) and prospectus supplement filed on Form 424(b) on June 11, 2001 (File No. 333-58808). The Registrant estimates that the net proceeds from the sale of the notes it is offering will be approximately $290 million after deducting the underwriting discount and the estimated expenses of the offering. The Registrant will use these net proceeds to repay its existing term loan bank borrowings and to repurchase and retire the zero coupon debentures that it issued in August 2000. When the Registrant retires its outstanding debentures, it will be required to write off as an extraordinary loss the unamortized issuance costs relating to this indebtedness and the warrants the Registrant issued with the debentures. If the repurchase were to occur on June 26, 2001, the extraordinary loss would be about $6.2 million. In addition, when the Registrant repays its existing bank debt, it will incur one time non cash expenses relating to fees previously paid in connection with this credit facility. If this repayment were to occur on June 26, 2001, the expense incurred would be about $6.8 million.

            As of the date of this Current Report, all of the events of the Registrant serve vendors in the information technology (“IT”) industry. Many participants in the IT industry have recently experienced declining revenues, reduced or negative cash flows and declining share prices. Some industry participants have announced layoffs and other cost-cutting measures, and the Registrant believes that many others are implementing similar initiatives. If these or future developments cause the Registrant’s exhibitors and attendees to significantly reduce their tradeshow budgets and travel and entertainment expenses, the Registrant’s revenues and results of operations will be adversely affected. The marketing decisions of some of the Registrant’s larger exhibitors could influence the decisions of other exhibitors. Because its exhibitors are required to pay for their exhibit space on a non-refundable basis six months before the event, exhibit space rentals may not immediately reflect the full impact of a downturn. Many of the Registrant’s major events for 2001 have not yet occurred and at this stage it is very difficult to accurately predict the likely impact of these developments on these events. In addition to its recent difficulties, the IT industry is a rapidly evolving industry in which trends and preferences can shift quickly as new technologies and products are introduced. If the Registrant fails in the future to identify and focus its events on the most important emerging trends and preferences in the IT industry, it could adversely affect the Registrant’s results of operations.

            As of the date of this Current Report, the Registrant’s four major events scheduled for the second quarter of 2001 have already been held. They include the NetWorld+Interop tradeshow in Las Vegas, the COMDEX Spring tradeshow in Chicago, the Seybold Seminars event in Boston and the JavaOne show in San Francisco. Each of these events other than JavaOne experienced a decline in exhibit space rentals, conference participation and attendees compared to the prior year. Exhibit space rentals were down slightly at NetWorld+Interop Las Vegas and Seybold Seminars Boston and by a greater amount at COMDEX Spring. Conference participation fell more significantly at all three events. Advertising and sponsorships at these events were flat or modestly increased. Paid attendance at the Registrant’s JavaOne show was down from the prior year. Because of the different nature of this show, exhibit space rentals, conference participation and total attendees are not material to the results of this show.

             The Registrant believes that the declines it has experienced in the second quarter events it has held to date are attributable primarily to the difficulties recently experienced in the IT industry. While it is early in the year and it is difficult at this stage to accurately predict the results for the full year because many of the Registrant’s major 2001 events have yet to be held, if conditions in the economy and the IT industry continue to trend downward, the Registrant believes that its revenues and EBITDA after adjustments to exclude stock based compensation and non-recurring charges could be below the $286.9 million in revenues and $102.2 million in adjusted EBITDA that it recorded in 2000. This does not take into account any incremental revenues or EBITDA that the Registrant may generate from its acquisition of SOFTBANK Forums Japan described above.

            Key3Media Events currently leases office space in Needham, Massachusetts. The annual rental payments (net of operating expenses) for the space are approximately $1.4 million and the occupancy of the space extends through 2006, subject to the terms and conditions of the lease. The Registrant has entered into a lease for new office space in Needham and intends to relocate its offices there in the fourth quarter of 2001. The Registrant estimates that its total annual occupancy costs under the new lease will be approximately $1.7 million greater than those under the existing space. If Key3Media Events decides to vacate its existing office space, Key3Media Events might be subject to a claim for liability in respect of its existing space.

Item 7. Financial Statements and Exhibits.

(c)	Exhibit 10 Purchase Agreement between Key3Media Events, Inc., SOFTBANK America Inc. and SOFTBANK Forums Japan, Inc. dated June 1, 2001.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY3MEDIA GROUP, INC.
Dated: June 26, 2001	By:	/s/ Peter B. Knepper

		Name: Title:	Peter B. Knepper Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Purchase Agreement between Key3Media Events, Inc., SOFTBANK America Inc. and SOFTBANK Forums Japan, Inc. dated June 1, 2001